                                                                    Exhibit 99.1

    Main Street Banks, Inc. - Supplemental Consolidated Financial Statements

            Index to Supplemental Consolidated Financial Statements

Reports of Independent Auditors                                          1

Supplemental Consolidated Financial Statements

Supplemental Consolidated Balance Sheets                                 3

Supplemental Consolidated Statements of Income.                          5

Supplemental Consolidated Statements of Changes in Shareholders' Equity  7

Supplemental Consolidated Statements of Cash Flows                       9

Notes to Supplemental Consolidated Financial Statements.                11

                         Report of Independent Auditors

Board of Directors
Main Street Banks, Inc.

We have audited the accompanying supplemental consolidated balance sheets of Main Street Banks, Inc. and Subsidiaries (formed as a result of the consolidation of Main Street Banks, Inc. and Walton Bank and Trust Company) as of December 31, 2000 and 1999, and the related supplemental consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. The supplemental consolidated financial statements give retroactive effect to the merger of Main Street Banks, Inc. and Walton Bank and Trust Company on January 25, 2001, which has been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These supplemental financial statements are the responsibility of the management of Main Street Banks, Inc. Our responsibility is to express an opinion on these supplemental financial statements based on our audits. We did not audit the financial statements of First Sterling Banks, Inc. and Subsidiaries, prior to their restatement for the 2000 pooling of interests or the financial statements of Walton Bank and Trust Company prior to the 2001 pooling of interests with Main Street Banks, Inc. as described in Note 16, which statements reflect total assets constituting 6% and 47% for 2000 and 1999, respectively, and net interest income constituting 6% in 2000, 44% in 1999 and 41% in 1998 of the related supplemental consolidated financial statement totals. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for First Sterling Banks, Inc. and Subsidiaries, prior to their restatement for the 2000 pooling of interests and Walton Bank and Trust Company as described in Note 16, are based solely on the reports of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the supplemental financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the supplemental financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of Main Street Banks, Inc. and Subsidiaries at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, after giving retroactive effect to the merger of Walton Bank and Trust Company, as described in the notes to the supplemental consolidated financial statements, in conformity with accounting principles generally accepted in the United States.


                                                          /s/ Ernst & Young LLP

Atlanta, Georgia
January 25, 2001,
  except Note 16, as to which the
  date is May 8, 2001

                          Independent Auditor's Report

To the Board of Directors
Walton Bank and Trust Company
Monroe, Georgia

We have audited the accompanying balance sheets of Walton Bank and Trust Company as of December 31, 2000 and 1999, and the related statements of income, comprehensive income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Walton Bank and Trust Company at December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with generally accepted accounting principles.


                                                       /s/Mauldin & Jenkins, LLC

Atlanta, Georgia
March 14, 2001

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
First Sterling Banks, Inc. and Subsidiaries
Kennesaw, Georgia

            We have audited the accompanying consolidated balance sheets of FIRST STERLING BANKS, INC. AND SUBSIDIARIES as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements for Georgia Bancshares, Inc. which statements reflect total assets of $82,572,113 as of December 31, 1998 and net interest income of $3,541,715 and $2,940,320 for the years ended December 31, 1998 and 1997, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Georgia Bancshares, Inc., is based solely on the report of other auditors.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Sterling Banks, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.


                                                      /s/ MAULDIN & JENKINS, LLC

Atlanta, Georgia
January 27, 2000

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Georgia Bancshares, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Georgia Bancshares, Inc. and subsidiary as of December 31, 1998 and 1997, and the related statements of earnings, comprehensive income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Georgia Bancshares, Inc. and subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


                                                     \s\PORTER KEADLE MOORE, LLP

Atlanta, Georgia
February 3, 1999

                    Main Street Banks, Inc. and Subsidiaries

                    Supplemental Consolidated Balance Sheets

                                                        December 31
                                                    2000            1999
                                              ---------------------------------
Assets
Cash and due from banks                        $   39,295,553   $ 37,983,898
Interest-bearing deposits in banks                  1,665,159      1,733,612

Federal funds sold and securities purchased
 under agreement to resell                         88,436,897     36,600,000
Investment securities available for sale          149,152,219    109,177,348
Investment securities held to maturity (fair
 value of $18,682,140 and $15,879,777 at
 December 31, 2000 and 1999, respectively)         18,538,266     16,227,774
Other investments                                   3,810,100      3,374,756
Mortgage loans held for sale                        2,248,415      1,356,664
Loans, net of unearned income                     735,963,071    668,447,315
Allowance for loan losses                         (10,907,424)    (9,743,922)
                                              ---------------------------------
Loans, net                                        725,055,647    658,703,393

Premises and equipment, net                        27,034,148     27,513,625
Other real estate                                   2,122,802        899,400
Accrued interest receivable                         7,139,716      4,044,460
Goodwill and other intangible assets                  945,534      1,384,300
Other assets                                        5,130,795      8,138,982

                                              ---------------------------------
Total assets                                   $1,070,575,251   $907,138,212
                                              =================================

                                                           December 31
                                                       2000            1999
                                                 -------------------------------
Liabilities and shareholders' equity
Liabilities:
 Deposits:
  Noninterest-bearing demand                     $  139,119,905    $131,234,953
  Interest-bearing demand and money market          201,483,455     187,075,478
  Savings                                            44,727,911      43,250,242
  Time deposits of $100,000 or more                 157,782,734      99,631,182
  Other time deposits                               342,795,505     293,061,767
                                                 -------------------------------
Total deposits                                      885,909,510     754,253,622

Accrued interest payable                              5,652,685       3,217,583
Federal Home Loan Bank advances                      52,127,500      49,142,500
Federal funds purchased and securities sold
 under repurchase agreements                         32,615,659      18,876,938
Other liabilities                                       495,635       1,593,557
                                                 -------------------------------
Total liabilities                                   976,800,989     827,084,200

Shareholders' equity

Common stock - no par value per share;
 50,000,000 shares authorized; issued and
 outstanding, 15,534,159 shares in 2000
 and 15,445,220 in 1999                              31,522,786      31,101,701
Retained earnings                                    63,347,204      53,048,535
Accumulated other comprehensive loss                    (61,853)     (3,062,349)
Treasury stock, 169,082 shares in 2000 and 1999      (1,033,875)     (1,033,875)
                                                 -------------------------------
Total shareholders' equity                           93,774,262      80,054,012
                                                 -------------------------------
Total liabilities and shareholders' equity       $1,070,575,251    $907,138,212
                                                 ===============================

See accompanying notes.

                    Main Street Banks, Inc. and Subsidiaries

                 Supplemental Consolidated Statements of Income

                                                                    Years ended December 31
                                                     2000                     1999                    1998
                                             ------------------------------------------------------------------------

Interest income:
   Loans, including fees                             $73,397,172               $59,726,685            $52,053,592
   Interest on investment securities:
      Taxable                                          7,463,314                 6,182,056              5,850,748
      Non-taxable                                      1,185,401                 1,151,972              1,098,846
   Federal funds sold                                  3,511,775                 1,351,952              2,185,182
   Interest-bearing deposits in banks                     77,258                    39,587                 11,875
                                             ------------------------------------------------------------------------
Total interest income                                 85,634,920                68,452,252             61,200,243

Interest expense:
   Interest-bearing demand and money market            5,616,396                 4,072,625              4,162,978
   Savings                                             1,100,004                 1,131,258              1,066,521
   Time deposits of $100,000 or more                   7,177,496                 4,779,139              4,678,970
   Other time deposits                                19,866,926                14,258,394             13,593,125
   Federal Funds purchased                               412,576                   351,056                 88,266
   Federal Home Loan Bank advances                     3,204,208                 1,605,471                586,113
   Other                                                  21,067                   216,552                 55,105
                                             ------------------------------------------------------------------------
Total interest expense                                37,398,673                26,414,495             24,231,078

Net interest income                                   48,236,247                42,037,757             36,969,165
Provision for loan losses                              2,184,000                 1,795,000              1,688,745
                                             ------------------------------------------------------------------------
Net interest income after provision for
 loan losses                                          46,052,247                40,242,757             35,280,420

Noninterest income:
   Service charges on deposit accounts                 5,104,178                 4,672,219              4,164,291
   Investment securities (losses) gains                 (512,568)                    9,037                 41,445
   Gain on sales of premises and equipment                48,985                   547,933                 55,284
   Gain on sales of loans                                456,930                   351,262                496,880
   Other income                                        5,578,180                 4,867,778              4,577,892
                                             ------------------------------------------------------------------------
Total noninterest income                              10,675,705                10,448,229              9,335,792

                    Main Street Banks, Inc. and Subsidiaries

                                                                  Years ended December 31
                                                        2000               1999               1998
                                               ----------------------------------------------------------

Noninterest expense:
   Salaries and other compensation                   15,949,593          15,256,111         14,003,419
   Employee benefits                                  3,045,412           2,276,852          2,182,751
   Net occupancy and equipment expense                4,887,013           4,477,476          3,999,965
   Professional services                                912,241           1,019,952            386,725
   Regulatory agency assessments                        339,535             257,206            175,058
   Amortization of intangible assets                    438,767             438,767            438,767
   Merger expense                                     1,085,774             308,908            105,531
   Other expense                                      8,382,862           8,226,485          7,657,515
                                               ----------------------------------------------------------
Total noninterest expense                            35,041,197          32,261,757         28,949,731

Income before income taxes                           21,686,755          18,429,229         15,666,481
Income tax expense                                    7,761,521           6,336,479          4,993,980
                                               ----------------------------------------------------------
Net income                                          $13,925,234         $12,092,750        $10,672,501
                                               ==========================================================

Earnings per share:
   Basic                                            $       .90         $       .78        $       .70
                                               ==========================================================
   Diluted                                          $       .88         $       .77        $       .68
                                               ==========================================================
Weighted average common shares outstanding:
   Basic                                             15,486,996          15,423,959         15,284,673
                                               ==========================================================
   Diluted                                           15,803,727          15,784,166         15,658,359
                                               ==========================================================

See accompanying notes.

                    Main Street Banks, Inc. and Subsidiaries

    Supplemental Consolidated Statements of Changes in Shareholders' Equity

                                                                       Common Stock              Treasury Stock          Retained
                                                                     Shares      Amount        Shares       Amount       Earnings
                                                                 -------------------------------------------------------------------

Balance at January 1, 1998                                         6,163,624   $30,153,334      65,750   $(1,033,875)   $37,351,531
   Comprehensive income, net of tax:
      Net income                                                           -             -           -             -     10,672,501
      Other comprehensive income:
         Net unrealized losses on investment securities
           held for sale arising in the current year                       -             -           -             -              -
         Less reclassification adjustment for net gains
           included in net income                                          -             -           -             -              -

   Comprehensive income
   Cash dividends declared - $.15 per share                                -             -           -             -     (2,337,007)
   Cash dividends declared by pooled companies:
      Main Street Banks, Inc. - $.27 per share                             -             -           -             -       (644,242)
      Other pooled companies                                               -             -           -             -       (262,615)
   Common stock issued pursuant to:
      Restricted stock award plan                                    132,000       680,000           -             -              -
      Common stock split (1)                                       1,378,665             -      65,750             -              -
      Common stock split of Main Street Banks, Incorporated (2)    6,523,200             -           -             -              -
      Common stock split of Walton Bank & Trust Company (3)          412,800             -           -             -              -
      Exercise of stock options                                       10,376        85,939           -             -              -
                                                                 -------------------------------------------------------------------
Balance at December 31, 1998                                      14,620,665    30,919,273     131,500    (1,033,875)    44,780,168
   Comprehensive income, net of tax:
      Net income                                                           -             -           -             -     12,092,750
      Other comprehensive income:
         Net unrealized losses on investment securities
           held for sale arising in the current year                       -             -           -             -              -

         Less reclassification adjustment for net gains
           included in net income                                          -             -           -             -              -

   Comprehensive income
   Cash dividends declared - $.16 per share                                -             -           -             -       (792,892)
   Cash dividends declared by pooled companies:
      Main Street Banks, Inc. - $.27 per share                             -             -           -             -     (2,825,168)
      Other pooled companies                                               -             -           -             -       (265,791)
      Common stock issued pursuant to:
      Restricted stock award plan                                      4,000        20,000           -             -              -
      Stock dividend                                                 790,269             -      37,582             -              -
      Exercise of stock options                                       32,886       173,428           -             -              -
   Stock forfeited under restricted stock award plan                  (2,600)      (11,000)          -             -              -
   Tax benefit from exercise of stock options                              -             -           -             -         59,468
                                                                 -------------------------------------------------------------------
Balance at December 31, 1999                                      15,445,220   $31,101,701     169,082   $(1,033,875)   $53,048,535
                                                                 -------------------------------------------------------------------

                                                                  Accumulated Other         Total
                                                                   Comprehensive        Shareholders'
                                                                   Income (Loss)           Equity
                                                                ---------------------------------------

Balance at January 1, 1998                                       $    107,590          $66,578,580
   Comprehensive income, net of tax:
      Net income                                                            -           10,672,501
      Other comprehensive income:
         Net unrealized losses on investment securities
           held for sale arising in the current year                   27,673               27,673
         Less reclassification adjustment for net gains
           included in net income                                      (3,253)              (3,253)
                                                                                   --------------------
   Comprehensive income                                                                 10,696,921
   Cash dividends declared - $.15 per share                                 -           (2,337,007)
   Cash dividends declared by pooled companies:
      Main Street Banks, Inc. - $.27 per share                              -             (644,242)
      Other pooled companies                                                -             (262,615)
   Common stock issued pursuant to:
      Restricted stock award plan                                           -              680,000
      Common stock split (1)                                                -                    -
      Common stock split of Main Street Banks, Incorporated (2)             -                    -
      Common stock split of Walton Bank & Trust Company (3)                 -                    -
      Exercise of stock options                                             -               85,939
                                                                ---------------------------------------
Balance at December 31, 1998                                          132,010           74,797,576
   Comprehensive income, net of tax:
      Net income                                                            -           12,092,750
      Other comprehensive income:
         Net unrealized losses on investment securities
           held for sale arising in the current year               (3,206,624)          (3,206,624)

         Less reclassification adjustment for net gains
           included in net income                                      12,265               12,265
                                                                                   --------------------
   Comprehensive income                                                                  8,898,391
   Cash dividends declared - $.16 per share                                 -             (792,892)
   Cash dividends declared by pooled companies:
      Main Street Banks, Inc. - $.27 per share                              -           (2,825,168)
       Other pooled companies                                               -             (265,791)
       Common stock issued pursuant to:
      Restricted stock award plan                                           -               20,000
      Stock dividend                                                        -                    -
      Exercise of stock options                                             -              173,428
   Stock forfeited under restricted stock award plan                        -              (11,000)
   Tax benefit from exercise of stock options                               -               59,468
                                                                ---------------------------------------
Balance at December 31, 1999                                      $(3,062,349)         $80,054,012
                                                                ---------------------------------------

                    Main Street Banks, Inc. and Subsidiaries

    Supplemental Consolidated Statements of Changes in Shareholders' Equity
                                  (continued)


                                                                Common Stock               Treasury Stock             Retained
                                                           Shares         Amount         Shares        Amount         Earnings
                                                         ---------------------------------------------------------------------------

Balance at December 31, 1999                               15,445,220    $31,101,701     169,082    $(1,033,875)      $53,048,535
   Comprehensive income, net of tax:
      Net income                                                    -              -           -              -        13,925,234
      Other comprehensive income:
         Net unrealized gains on investment securities
          held for sale arising in the current year                 -              -           -              -                 -
         Less reclassification adjustment for net
          losses included in net income                             -              -           -              -                 -

   Comprehensive income
   Cash dividends declared - $.24 per share                         -              -           -              -        (2,611,923)
   Cash dividends declared by pooled companies:
      Main Street Banks, Inc. - $.08 per share                      -              -           -              -          (706,320)
      Other pooled companies                                        -              -           -              -          (363,140)
   Common stock issued pursuant to:
      Exercise of stock options                                69,955        301,485           -              -                 -
      Restricted stock award plan                              22,500        135,000           -              -                 -
   Stock forfeited under restricted stock award plan           (3,516)       (15,400)          -              -                 -
   Tax benefit from exercise of stock options                       -              -           -              -            54,818
                                                         ---------------------------------------------------------------------------
Balance at December 31, 2000                               15,534,159    $31,522,786     169,082    $(1,033,875)      $63,347,204
                                                         ===========================================================================

                                                          Accumulated Other         Total
                                                            Comprehensive        Shareholders'
                                                            Income (Loss)           Equity
                                                         ---------------------------------------

Balance at December 31, 1999                                 $(3,062,349)         $80,054,012
   Comprehensive income, net of tax:
      Net income                                                       -           13,925,234
      Other comprehensive income:
         Net unrealized gains on investment securities
          held for sale arising in the current year            2,662,201            2,662,201
         Less reclassification adjustment for net
          losses included in net income                          338,295              338,295
                                                                             -------------------
   Comprehensive income                                                            16,925,730
   Cash dividends declared - $.24 per share                            -           (2,611,923)
   Cash dividends declared by pooled companies:
      Main Street Banks, Inc. - $.08 per share                                       (706,320)
      Other pooled companies                                           -             (363,140)
   Common stock issued pursuant to:
      Exercise of stock options                                        -              301,485
      Restricted stock award plan                                      -              135,000
   Stock forfeited under restricted stock award plan                   -              (15,400)
   Tax benefit from exercise of stock options                          -               54,818
                                                         ---------------------------------------
Balance at December 31, 2000                               $     (61,853)         $93,774,262
                                                         =======================================

(1) Stock split consisted of a 2 for 1, effected in the form of a dividend to shareholders of record on March 16, 1998.

(2) Stock split consisted of a 4 for 1, effected in the form of a dividend to shareholders of record on September 1, 1998.

(3) Stock split consisted of a 3 for 2, effected in the form of a dividend to shareholders of record on March 2, 1998.

See accompanying notes.

                    Main Street Banks, Inc. and Subsidiaries

               Supplemental Consolidated Statements of Cash Flows

                                                                                          Year ended December 31
                                                                            2000              1999                   1998
                                                                    ---------------------------------------------------------------

Operating activities
Net income                                                               $  13,925,234        $  12,092,750       $ 10,672,501
Adjustments to reconcile net income to net cash provided by
 operating activities:
   Provision for loan losses                                                 2,184,000            1,795,000          1,688,745
   Depreciation and amortization of premises and equipment                   2,242,473            1,967,348          1,682,840
   Amortization of intangible assets                                           438,767              438,767            438,767
   Gain on sales of other real estate                                           (6,618)                (478)            22,438
   Investment securities losses (gains)                                        512,568               (9,037)           (41,465)
   Net accretion of investment securities                                     (220,957)             (45,225)           (33,502)
   Net accretion of loans purchased                                            (60,882)            (109,828)           (69,695)
   Gain on sales of premises and equipment                                     (48,985)            (547,758)           (55,284)
   Net (increase) decrease in mortgage loans held for sale                    (502,676)           2,926,250         (4,282,914)
   Gains on sales of mortgage loans                                           (389,075)            (339,662)          (456,293)
   Gains on sales of other loans                                               (67,855)             (11,600)           (40,587)
   Deferred income tax benefit                                                (127,142)            (282,858)           (46,194)
   Deferred net loan fees                                                      (35,874)             100,270            100,120
   Vesting in restricted stock award plan                                      372,147              443,832            493,000
   Changes in operating assets and liabilities:
    Increase in accrued interest receivable                                 (3,095,256)          (1,201,409)           (98,210)
    Increase in accrued interest payable                                     2,435,102              629,230             55,901
    Other                                                                   (2,114,952)              86,714         (1,414,635)
                                                                    ---------------------------------------------------------------
Net cash provided by operating activities                                   15,440,019           17,932,306          8,615,533

Investing activities
Purchases of investment securities held to maturity                         (4,543,940)          (4,272,280)        (3,764,460)
Purchases of investment securities available for sale                      (61,426,366)         (42,801,761)       (75,183,694)
Purchases of other investments                                                (435,344)          (1,016,177)           (14,000)
Maturities of investment securities held to maturity                         2,245,688            1,352,613          6,013,817
Maturities and calls of investment securities available for sale            10,587,786           35,047,723         54,996,209

Proceeds from sales of investment securities available for sale             15,036,570            4,420,285         10,294,738
Net increase in loans funded                                               (67,613,801)        (123,087,085)       (71,620,886)
Purchases of premises and equipment                                         (2,215,887)          (4,205,327)        (4,965,096)
Proceeds from sales of premises and equipment                                  501,903            1,392,124            466,866
Proceeds from sales of other real estate                                     1,205,001              573,924          1,668,069
Improvements to and first lien payoffs on other real estate                          -                    -           (119,079)
                                                                    ---------------------------------------------------------------
Net cash used in investing activities                                     (106,658,390)        (132,595,961)       (82,227,516)

                    Main Street Banks, Inc. and Subsidiaries

                                                                                      Year ended December 31
                                                                        2000               1999                  1998
                                                                -----------------------------------------------------------

Financing activities
Net increase in demand and savings accounts                             23,770,598         37,981,434        33,163,296
Increase in time deposits                                              107,885,290         54,217,315        14,744,871
Increase in federal funds purchased                                     13,738,721         15,478,760         1,539,901
Net increase in Federal Home Loan Bank advances                          2,985,000         29,142,500        18,000,000
Dividends paid                                                          (4,382,624)        (3,883,852)       (3,080,756)
Proceeds from the issuance of common stock                                 301,485            173,428            70,939
                                                                -----------------------------------------------------------
Net cash provided by financing activities                              144,298,470        133,109,585        64,438,251
                                                                -----------------------------------------------------------

Net increase in cash and cash equivalents                               53,080,099         18,445,930        (9,173,732)
Cash and cash equivalents at beginning of year                          76,317,510         57,871,580        67,045,312
                                                                -----------------------------------------------------------
Cash and cash equivalents at end of year                              $129,397,609       $ 76,317,510       $57,871,580
                                                                ===========================================================

Supplemental disclosures of cash flow information
Cash paid during the year for:
   Interest                                                           $ 34,963,571       $ 25,785,265       $24,199,629
                                                                ===========================================================
   Income taxes, net                                                  $  6,643,775       $  4,679,935       $ 5,080,629
                                                                ===========================================================

Supplemental disclosures of noncash transactions
Loans transferred to real estate acquired through foreclosure         $  2,681,393       $    630,321       $   614,120
                                                                ===========================================================
Bank owned premises transferred to other real estate                  $          -       $          -       $   685,000
                                                                ===========================================================
Sales of other real estate financed                                   $    262,400       $          -       $   166,429
                                                                ===========================================================

See accompanying notes.

                    Main Street Banks, Inc. and Subsidiaries

            Notes to Supplemental Consolidated Financial Statements

                           December 31, 2000 and 1999

1. Summary of Significant Accounting Policies

Description of Business

Main Street Banks, Inc. (the "Parent" or "Company") is a bank holding company which conducts business primarily in Barrow, Clarke, Cobb, DeKalb, Gwinnett, Newton, Rockdale and Walton counties in Georgia through its wholly owned subsidiaries, Main Street Bank ("Main Street" or the "Bank") and Williamson, Musselwhite & Main Street Insurance, Inc. ("Williamson"). Prior to January 2, 2001, the Parent was known as First Sterling Banks, Inc. On December 29, 2000, former bank subsidiaries, The Westside Bank & Trust Company ("Westside"), The Eastside Bank & Trust Company ("Eastside"), and Community Bank of Georgia ("Community") were merged into Main Street Bank. The Bank provides a full range of traditional banking, mortgage banking, investment services and insurance services to individual and corporate customers in its primary market areas and surrounding counties.

The consolidated financial statements of Main Street Banks, Inc. and Subsidiaries are prepared in accordance with accounting principles generally accepted in the United States, and practices within the financial services industry, which require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of other real estate acquired in connection with foreclosures or in satisfaction of loans. Management believes that the allowance for loan losses is adequate and the valuation of other real estate is appropriate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. The Company's results of operations are significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory agencies.

                    Main Street Banks, Inc. and Subsidiaries

1. Summary of Significant Accounting Policies (continued)

Basis of Presentation

The supplemental consolidated financial statements include the accounts of the Parent and its wholly owned subsidiary, the Bank. All significant intercompany transactions and balances have been eliminated in consolidation.

As described more fully in Note 16, the accompanying supplemental financial statements have been restated to account for the pooling of interests between the former First Sterling Banks, Inc. and Main Street Banks, Incorporated, which occurred on May 24, 2000, the pooling of interests between the former First Sterling Banks, Inc. and Georgia Bancshares Inc., which occurred on April 23, 1999, the pooling of interests between the Company and Williamson, which occurred on December 28, 2000, and the pooling of interests between the Company and Walton Bank and Trust Company, which occurred on January 25, 2001. In business combinations accounted for as poolings-of-interests, the financial position and results of operations and cash flows of the respective companies are restated as though the companies were combined for all periods presented. Accounting principles generally accepted in the United States proscribe giving effect to a consummated business combination accounted for by a pooling of interests method in financial statements that do not include the date of consummation. These financials do not extend through the consummation date of the Walton Bank and Trust Company merger. However, they will become the historical consolidated financial statements of Main Street Banks, Inc. and subsidiaries after financial statements covering the date of such consummation are issued.

Investment Securities

Management determines the appropriate classification of investment securities at the time of purchase and reevaluates such designation as of each balance sheet date. Investment securities are classified as held-to-maturity when the Company has the positive intent and the ability to hold the securities to maturity. Held to maturity securities are stated at amortized cost.

Investment securities not classified as held-to-maturity are classified as available for sale. Available for sale securities are stated at fair value with the unrealized gains and losses, net of tax, reported as a separate component of comprehensive income. Other investments are stated at amortized cost.

Realized gains and losses, and declines in value determined to be other than temporary are included in net investment securities gains (losses). The cost of securities sold is based on the specific identification method.

                    Main Street Banks, Inc. and Subsidiaries

1. Summary of Significant Accounting Policies (continued)

Investment Securities (continued)

The cost of investment securities classified as held-to-maturity or available for sale is adjusted for amortization of premiums and accretion of discounts to expected maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization and accretion is included in interest income from investments.

Securities Purchased Under Resell Agreements

Securities purchased under resell agreements are recorded at the amounts at which the securities are acquired plus accrued interest. The Company enters into purchases of U. S. Government and agency securities under resell agreements to resell substantially identical securities.

The amounts advanced under resell agreements represent short-term loans and are combined with Federal funds sold in the balance sheet. The securities underlying the resell agreements are delivered by appropriate entry into a third-party custodian's account designated by the Company under a written custodial agreement that explicitly recognizes the Company's interest in the securities.

Loans

Loans, other than mortgage loans held for sale, are stated at the principal amounts outstanding reduced by purchase discount, deferred net loan fees and costs, and unearned income. Interest income on loans is generally recognized over the terms of the loans based on the unpaid daily principal amount outstanding. If the collectibility of interest appears doubtful, the accrual thereof is discontinued. When accrual of interest is discontinued, all unpaid interest is reversed. Interest income on such loans is subsequently recognized only to the extent cash payments are received, the full recovery of principal is anticipated, or after full principal has been recovered when collection of principal is in question.

                    Main Street Banks, Inc. and Subsidiaries

1. Summary of Significant Accounting Policies (continued)

Loans (continued)

The Company originates first mortgage loans for sale, with the servicing rights, in the secondary market. The Company limits its interest rate risk on such loans originated by selling individual loans immediately after the customers look into their rate.

Gains on sales of loans are recognized at the time of sale, as determined by the difference between the net sales proceeds and the net book value of the loans sold.

Loan origination fees, net of direct loan origination costs, are deferred and recognized as income over the life of the related loan on a level-yield basis.

Mortgage Loans Held for Sale

Mortgage loans held-for-sale are recorded at the lower of cost or market on an individual loan basis. Market value is determined based on outstanding commitments from investors and prevailing market conditions. Gains and losses on sales of loans are recognized at settlement date and are determined as the difference between the net sales proceeds and carrying value of the loans sold. The Company limits its interest rate risk on such loans originated by selling individual loans immediately after the customers lock into their rate.

Allowance for Loan Losses

The allowance for loan losses is established through a provision for loan losses charged to expense. The allowance represents an amount which, in management's judgment, will be adequate to absorb inherent losses on the existing loan portfolio. Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans taking into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality and review of specific problem loans. Periodic revisions are made to the allowance when circumstances which necessitate such revisions become known. Recognized losses are charged to the allowance for loan losses, while subsequent recoveries are added to the allowance.

                    Main Street Banks, Inc. and Subsidiaries

1. Summary of Significant Accounting Policies (continued)

Premises and Equipment

Premises and equipment are reported at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using primarily accelerated methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful lives of the improvements or the term of the related lease.

Other Real Estate

Other real estate represents property acquired through foreclosure or in settlement of loans and is recorded at the lower of cost or fair value, based on current market appraisals, less estimated selling expenses. Losses incurred in the acquisition of foreclosed properties are charged against the allowance for loan losses at the time of foreclosure. Subsequent writedowns of other real estate are charged to current operations.

Goodwill and Other Intangible Assets

Substantially all costs in excess of net assets of entities acquired are being amortized using the straight-line method over periods ranging from 10 to 15 years. Other intangibles related to entities acquired are being amortized over periods ranging from 5 to 10 years using the straight-line method. Intangible assets related to capital lease rights are being amortized over the term of the related lease using the straight-line method. Accumulated amortization was $3,728,467 and $3,289,700 at December 31, 2000 and 1999, respectively.
Amortization expense totaled $438,767 for each of the years ended December 31, 2000, 1999 and 1998.

Securities Sold Under Repurchase Agreements

Securities sold under repurchase agreements which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under repurchase agreements are reflected at the amount of cash received in connection with the transaction. The Company monitors the fair value of the underlying securities on a daily basis.

                    Main Street Banks, Inc. and Subsidiaries

1. Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Earnings Per Share

The Company accounts for earnings per share in accordance with Financial Accounting Standards Board Statement No. 128, "Earnings Per Share" ("Statement 128").

The computation of diluted earnings per share is as follows:

                                              Year ended December 31
                                         2000          1999            1998
                                    --------------------------------------------
Numerator:
 Basic and diluted net income        $13,925,234    $12,092,750    $10,672,501
                                    =============  =============  ==============

Denominator:
 Basic weighted average shares        15,486,996     15,423,959     15,284,673

 Effect of employee stock options        316,731        360,207        373,686
                                    -------------  -------------  --------------

 Diluted weighted average shares      15,803,727     15,784,166     15,658,359
                                    =============  =============  ==============

Diluted earnings per share           $       .88    $       .77    $       .68
                                    =============  =============  ==============

                    Main Street Banks, Inc. and Subsidiaries

1. Summary of Significant Accounting Policies (continued)

Financial Instruments

In the ordinary course of business, the Company enters into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or when related fees are incurred or received.

Comprehensive Income

Financial Accounting Standards Board Statement No. 130, "Reporting Comprehensive Income", describes comprehensive income as the total of all components of comprehensive income, including net income. Other comprehensive income refers to revenues, expenses, gains and losses that under accounting principles generally accepted in the United States are included in comprehensive income but excluded from net income. Currently, the Company's other comprehensive income consists of unrealized gains and losses on available-for-sale securities.

Cash and Cash Equivalents

For purposes of presentation in the statement of cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits in banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

Reclassification

Certain previously reported amounts have been reclassified to conform to current presentation.

                    Main Street Banks, Inc. and Subsidiaries

1. Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

The Financial Accounting Standards Board issued Statement No. 138, "Accounting for Derivative Instruments and Hedging Activities" ("Statement 138") which amended certain provisions of Statement 133. Statement 138 requires all derivatives to be recorded at their fair value on the statement of financial condition. Accounting for the changes in fair value of a derivative depends on the intended use of the derivative and the resulting designation. Statement 138 is effective for the Company on January 1, 2001. The adoption of the standard did not result in a material financial impact based on the Company's limited use of derivatives.

2. Cash and Due From Banks

The Company is required to maintain average reserve balances with the Federal Reserve Bank, on deposit with national banks, or in cash. The average reserve requirements at December 31, 2000 and 1999 were approximately $12,843,000 and $9,561,000 respectively. The Company maintained cash balances and reserves which were adequate to meet these requirements.

3. Investment Securities

The amortized cost and estimated fair value of investment securities are as follows:

                                                              December 31, 2000
                                     -----------------------------------------------------------------
                                                           Gross          Gross
                                                         Unrealized     Unrealized       Estimated
                                       Amortized Cost      Gains          Losses         Fair Value
                                     -----------------------------------------------------------------
Held to maturity securities
States and political subdivisions      $ 18,538,266     $  328,301     $  (184,427)    $ 18,682,140
                                     =================================================================

Available for sale securities
U.S. Treasury securities               $  1,392,095     $      812     $   (24,084)    $  1,368,823
U.S. Government agencies and
  corporations                           96,754,876        691,301        (429,884)      97,016,293
States and political subdivisions        11,027,529        109,603        (201,248)      10,935,884
Mortgage-backed securities               40,070,958        232,259        (471,998)      39,831,219
                                     -----------------------------------------------------------------
Total                                  $149,245,458     $1,033,975     $(1,127,214)    $149,152,219
                                     =================================================================

                    Main Street Banks, Inc. and Subsidiaries

3. Investment Securities (continued)

                                                               December 31, 1999
                                   ----------------------------------------------------------------------
                                                            Gross         Gross
                                                         Unrealized     Unrealized         Estimated
                                    Amortized Cost          Gains          Losses         Fair Value
                                   ----------------------------------------------------------------------

Held to maturity securities
States and political subdivisions       $ 16,227,774       $13,091      $  (361,088)      $ 15,879,777
                                   ======================================================================

Available for sale securities
U.S. Treasury securities                $  4,744,071       $ 2,459      $   (53,543)      $  4,692,987
U.S. Government agencies and
  corporations                            53,718,392             -       (2,133,231)        51,585,161
States and political subdivisions         10,814,391        22,228         (713,772)        10,122,847
Mortgage-backed securities                43,487,288        47,713       (1,741,648)        41,793,353
Equity securities                            983,000             -                -            983,000
                                   ----------------------------------------------------------------------
Total                                   $113,747,142       $72,400      $(4,642,194)      $109,177,348
                                   ======================================================================

Other investments are composed of the following:

                                                      December 31
                                                2000               1999
                                       -----------------------------------------

Federal Home Loan Bank stock                 $3,447,600         $3,010,500
Southeast Bankcard Association stock             40,000             40,000
North Georgia Bank stock                        150,000            150,000
Banker's Bank stock                             172,500            172,500
Other                                                 -              1,756
                                       -----------------------------------------
                                             $3,810,100         $3,374,756
                                       =========================================

                    Main Street Banks, Inc. and Subsidiaries

3. Investment Securities (continued)

The amortized cost and estimated fair value of investment securities held to maturity and available for sale at December 31, 2000, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or repay obligations without call or prepayment penalties.

                            Investment Securities      Investment Securities
                               Held to Maturity          Available for Sale
                        --------------------------------------------------------
                          Amortized      Fair          Amortized       Fair
                            Cost         Value           Cost          Value
                        --------------------------------------------------------

Due in one year or less  $ 1,023,943  $ 1,026,589    $ 35,148,336  $ 35,066,265
Due after one year
 through five years        7,871,070    7,912,100      63,060,470    63,428,175
Due after five years
 through ten years         5,031,259    5,078,410      17,316,909    17,438,859
Due after ten years        4,611,994    4,665,041      33,719,743    33,218,920
                        --------------------------------------------------------
                         $18,538,266  $18,682,140    $149,245,458  $149,152,219
                        ========================================================

During 2000, 1999 and 1998, proceeds from sales of investment securities available for sale were $15,036,569, $4,420,285 and $10,294,738, respectively, with gross realized gains and losses of $516,803, $(4,913) and $23,912, respectively.

Securities with a carrying value of $98,728,723 and $76,197,835 and estimated fair value of $98,941,135 and $74,962,019 at December 31, 2000 and 1999,
respectively, were pledged to secure public deposits.

                    Main Street Banks, Inc. and Subsidiaries

4. Loans

Loans are summarized as follows:

                                               December 31
                                       2000                    1999
                                ------------------------------------------

  Consumer                         $  63,856,727          $  67,671,993
  Residential mortgage               162,706,271            149,894,723
  Construction                       150,107,092            127,657,523
  Commercial                          97,572,147             75,746,891
  Real estate - other                263,499,971            249,439,792
                                ------------------------------------------
  Total loans                        737,742,208            670,410,922

  Less:
   Purchase discount                    (228,712)              (289,594)
   Deferred net loan fees             (1,203,758)            (1,135,101)
   Unearned income                      (346,667)              (538,912)
   Allowance for loan losses         (10,907,424)            (9,743,922)
                                ------------------------------------------
  Loans, net                        $725,055,647           $658,703,393
                                ==========================================

Nonaccrual loans were $1,123,260 and $1,747,252 at December 31, 2000 and 1999, respectively. The allowance for loan losses related to these impaired loans was $137,282 and $221,112 at December 31, 2000 and 1999, respectively. The average recorded investment in impaired loans was $1,242,984, $1,698,435 and $1,227,307 for the years ended December 31, 2000, 1999 and 1998, respectively. If such loans had been on an accrual basis, interest income would have been approximately $109,997, $172,402, and $82,407 higher for the years ended December 31, 2000, 1999, and 1998, respectively.

                    Main Street Banks, Inc. and Subsidiaries

4. Loans (continued)

An analysis of activity in the allowance for loan losses is as follows:

                                              Year ended December 31
                                       2000           1999            1998
                                 ----------------------------------------------

Balance at beginning of year       $ 9,743,922    $ 8,587,565     $ 7,502,729
 Provision for loan losses           2,184,000      1,795,000       1,688,745
 Loans charged off                  (1,374,110)    (1,013,783)     (1,049,116)

 Recoveries of loans previously
  charged off                          353,612        375,140         445,207
                                 ----------------------------------------------
Balance at end of year             $10,907,424    $ 9,743,922     $ 8,587,565
                                 ==============================================

A substantial portion of the Company's loans are secured by real estate in northeast Georgia communities, primarily in Barrow, Clarke, Cobb, DeKalb, Gwinnett, Newton, Rockdale, and Walton counties. In addition, a substantial portion of real estate acquired through foreclosure consists of single-family residential properties and land located in these same markets. The ultimate collectibility of a substantial portion of the Company's loan portfolio and the recovery of a substantial portion of the carrying amount of real estate are susceptible to changes in market conditions in northeast Georgia.

                    Main Street Banks, Inc. and Subsidiaries

5. Premises and Equipment

Premises and equipment are composed of the following:

                                                     December 31
                                              2000                 1999
                                     -----------------------------------------

Land                                    $   7,223,625        $   7,271,989
Buildings and leasehold improvements       18,094,542           17,435,939
Furniture, fixtures and equipment          13,546,501           12,951,799
Construction in process                       524,405              283,474
                                     -----------------------------------------
                                           39,389,073           37,943,201
Less accumulated depreciation
 and amortization                         (12,354,925)         (10,429,576)
                                     -----------------------------------------
                                         $ 27,034,148         $ 27,513,625
                                     =========================================

Depreciation and amortization expense totaled $2,242,473, $1,967,348 and $1,682,840 for the periods ended December 31, 2000, 1999 and 1998, respectively.

The Company leases certain buildings and various equipment under operating leases. Minimum payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining terms in excess of one year as of December 31, 2000 are as follows:

      2001                                        $  315,915
      2002                                           294,804
      2003                                           286,805
      2004                                           244,342
      2005                                           210,824
      Thereafter                                   3,097,533
                                               ----------------
      Total minimum lease payments                $4,450,224
                                               ================

                    Main Street Banks, Inc. and Subsidiaries

5. Premises and Equipment (continued)

Rental expense for all operating leases was $415,299, $287,350 and $211,942 in 2000, 1999 and 1998, respectively.

6. Interest Bearing Deposits

A summary of time deposits by year of maturity at December 31, 2000 is as follows:

      2001                                        $413,486,729
      2002                                          66,121,776
      2003                                           8,993,878
      2004                                           4,870,081
      2005 and after                                 7,105,775
                                               ------------------
      Total time deposits                         $500,578,239
                                               ==================

The Company had $157,782,734 and $99,631,182 in time deposits over $100,000 at December 31, 2000 and 1999, respectively. Interest expense on these deposits was $7,177,496, $4,779,139 and $4,678,970 for the years ended December 31, 2000,
1999 and 1998, respectively.

7. Borrowings

At December 31, 2000 and 1999 the Company had advances from the Federal Home Loan Bank totaling $52,127,500 and $49,142,500, respectively. Interest payments and principal payments are due at various maturity dates through 2009 with fixed rates ranging from 5.51% to 7.15%. The Company has pledged all of its eligible residential mortgage loans secured by first mortgages on one-to-four family dwellings as collateral. The Company is allowed to borrow up to 75% of the balance of the eligible loans pledged as collateral. At December 31, 2000 and 1999 the available balance under the Company's line with the Federal Home Loan Bank was approximately $77,500,000 and $55,700,000, respectively. The Company's weighted average interest rate on borrowings for the years ended December 31, 2000, 1999 and 1998 was 6.42%, 5.64% and 5.52%, respectively. Of the $52,127,500 balance outstanding at December 31, 2000, $20,015,000 matures in 2001, $15,015,000 matures in 2002, $15,000 matures in 2003, $15,000 matures in 2004,
$7,015,000 matures in 2005, and $10,052,500 matures thereafter.

                    Main Street Banks, Inc. and Subsidiaries

8. Income Taxes

Income tax expense is summarized as follows:

                                            Year ended December 31
                                     2000            1999           1998
                              --------------------------------------------------

Current income tax expense       $7,888,663      $6,619,337      $5,040,192
Deferred income tax benefit        (127,142)       (282,858)        (46,194)
                              --------------------------------------------------
                                 $7,761,521      $6,336,479      $4,993,998
                              ==================================================

A reconciliation of income tax computed at statutory rates to total income tax expense is as follows:

                                                Year ended December 31
                                          2000           1999          1998
                                      ------------------------------------------

Pretax income                         $21,686,755    $18,429,229    $15,666,481
                                      ==========================================

Income tax computed at statutory rate $ 7,373,497    $ 6,265,938    $ 5,326,605
Increase (decrease) resulting from:
 Tax-exempt interest                     (503,237)      (491,281)      (438,571)
 Nondeductible interest on
  tax-exempt investments                   59,500         65,866         27,505
 Nondeductible merger expenses            330,800              -              -
 Amortization of goodwill                  35,790         35,790         35,790
 Other, net                               465,171        460,166         42,669
                                      ------------------------------------------
                                      $ 7,761,521    $ 6,336,479    $ 4,993,998
                                      ==========================================

                    Main Street Banks, Inc. and Subsidiaries

8. Income Taxes (continued)

The following summarizes the significant components of the Company's deferred tax assets and (liabilities):

                                                     December 31
                                               2000              1999
                                        ----------------------------------

Reserve for loan losses                     $3,339,453       $2,909,165
Depreciation on premises and equipment        (603,121)        (507,032)
Core deposit intangible                        122,142           47,038
Deferred net loan fees                         417,833          336,556
Net unrealized losses on investment
 securities available for sale                  31,386        1,613,368
Other, net                                    (583,061)        (219,623)
                                        ----------------------------------
Net deferred tax asset                      $2,724,632       $4,179,472
                                        ==================================

9. Employee Benefits

The Company sponsors a 401(k) Employee Savings Plan that permits employees to defer annual cash compensation as specified under the plan. The Board of Directors determines the annual Company contribution, which was $255,826, $278,800, and $267,227 in 2000, 1999 and 1998, respectively.

The Company has a Management Incentive Bonus Plan for key executives that provides annual cash awards, if approved, based on eligible compensation and achieving earnings goals. The Company also has a General Bonus Plan that provides for annual cash awards to eligible employees as established by the Board of Directors. The total expense under these plans was $1,185,623, $1,057,961 and $823,584 in 2000, 1999 and 1998, respectively.

                    Main Street Banks, Inc. and Subsidiaries

10. Related Party Transactions

Directors, executive officers, and their related interests were customers of the Company and had other transactions with the Company in the ordinary course of business. Loans outstanding to certain directors, executive officers, and their related interests at December 31, 2000 and 1999 were $7,210,600 and $12,788,139, respectively. For the periods ended December 31, 2000 and 1999, $1,153,862 and $5,580,940, respectively of such loans were made and loan repayments totaled $6,731,401 and $2,367,457 for the respective periods. It is the policy of the Company that such transactions be made on substantially the same terms as those prevailing at the time for comparable loans to other persons and do not involve more than normal risks of collectibility or present other unfavorable features. These individuals and their related interests also maintain customary demand and time deposit accounts with the Company.

The Company has operating leases for bank premises that are owned by related parties. These related parties consist of an individual who is a primary shareholder, member of the Board of Directors, and an Executive Officer of the Company, and also members of this individual's family. Terms for these related party leases are substantially the same as those that would be expected to prevail in the marketplace. During 2000, 1999 and 1998, total lease payments under these related party leases totaled approximately $250,000, $220,000 and $160,000, respectively.

11. Stock Options and Long-Term Compensation Plans

The Company has elected to follow Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation", requires the use of option valuation models that were not developed for use in valuing employee stock options.

                    Main Street Banks, Inc. and Subsidiaries

11. Stock Options and Long-Term Compensation Plans (continued)

The Company has a nonqualified Restricted Stock Award Plan and a Long-term Incentive Plan, which grant restricted stock and other stock based compensation to key executives and officers of the Company. In the case of restricted stock, Company executives and officers designated as an "eligible executive" will vest in the number of shares of common stock awarded under the plan based on service over a five-year period. A total of 960,000 shares were authorized to be issued under the plans, with 792,605 and 765,960 shares of restricted stock issued as of December 31, 2000 and 1999. A total of 649,955 and 565,160 shares were vested with 142,650 and 200,800 shares issued and unvested as of December 31, 2000 and 1999. As of December 31, 2000, no additional restricted stock will be issued under these plans.

In 2000, the Board of Directors approved the Omnibus Stock Ownership and Long-Term Incentive Plan ("Omnibus Plan") under which incentive stock options and non-qualified stock options to acquire shares of common stock, restricted stock, stock appreciation rights or units may be granted to eligible employees. During 2000, the Company issued 22,500 shares of restricted stock under the Omnibus Plan.

The Company has various stock option plans with common stock reserved for key employees and directors. At December 31, 2000 and 1999, the Company had 483,450 and 212,357 shares of its authorized but unissued common stock reserved for future grants under the stock option plans. During 2000, 294,000 options were granted under the Omnibus Plan and 175,703 options were granted under the 2000 Directors Stock Option Plan. Option prices under all stock option plans are equal to the fair value

                    Main Street Banks, Inc. and Subsidiaries

11. Stock Options and Long-Term Compensation Plans (continued)

of the Company's common stock on the date of the grant. The options vest over time periods determined by the Compensation Committee of the Board of Directors and expire ten years from date of grant. A summary of the Company's stock option activity and related information is as follows:

                                                        Year ended December 31
                                  2000                           1999                          1998
                     ------------------------------  ------------------------------  --------------------------
                                       Weighted-                      Weighted-                     Weighted-
                                       Average                         Average                       Average
                          Number    Exercise Price       Number     Exercise Price      Number   Exercise Price
                     ------------------------------  ------------------------------ ---------------------------

Under option,
 beginning of year        741,298      $  5.73           688,260       $  5.13          662,079      $4.79
 Granted                  469,753        11.85            90,697         10.16           78,696       9.18
 Exercised                (78,211)        4.13           (32,886)         5.27          (13,037)      5.44
 Terminated                     -            -            (4,773)         6.24          (39,478)      7.58
                     --------------                  --------------                 -------------

Under option,
 end of year            1,132,840         8.34           741,298          5.73          688,260       5.13
                     ==============                  ==============                 =============

Exercisable,
 end of year              822,003         7.12           658,034          5.28          603,306       4.64
                     ==============                  ==============                 =============

Following is a summary of the status of options outstanding at December 31, 2000:

                   Under Option                             Options Exercisable
-----------------------------------------------------   ------------------------
                                           Weighted-
                               Weighted-    Average                    Weighted-
                                Average    Remaining                    Average
     Range of                   Exercise  Contractual       Number      Exercise
 Exercise Prices     Number      Price       Life        Exercisable     Price
-----------------------------------------------------   ------------------------

$ 2.42 - $ 4.81     322,550    $  3.58         5           305,763     $  3.52
$ 4.82 - $ 7.19     214,965       6.34         7           214,965        6.34
$ 7.40 - $ 9.72      31,869       9.48         8            31,869        9.48
$11.08 - $13.20     563,456      11.82        10           269,406       11.64
                 ------------                           -----------
                  1,132,840                                822,003
                 ============                          ============

                    Main Street Banks, Inc. and Subsidiaries

11. Stock Options and Long-Term Compensation Plans (continued)

Pro forma information regarding net income and net income per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2000, 1999 and 1998: risk-free interest of 5.28%, 6.47% and 5.12%, respectively; dividend yield of 2.29%, 1.27% and 1.71%, respectively; volatility factor of the expected market price of the Company's common stock of .448, .356 and .378, respectively; and a weighted-average expected life of the options of 8 years in 2000 and 7 years in 1999 and 1998. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of the fair value of its employee stock options. The weighted-average fair value of options granted during 2000, 1999 and 1998 was $5.23, $4.27 and $3.68, respectively.

For purposes of pro forma disclosures, the estimated fair value of the options granted in 2000, 1999 and 1998 is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                 Year ended December 31
                                       2000            1999           1998
                                 -----------------------------------------------

Pro forma net income               $13,277,777     $11,874,352     $10,628,947
Pro forma net income per share:
   Basic                                  $.86            $.77            $.70
   Diluted                                $.84            $.75            $.68

                    Main Street Banks, Inc. and Subsidiaries

12. Regulatory Matters

The Company and the Bank are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. The regulations require the Company and the Bank to meet specific capital adequacy guidelines that involve quantitative measures of the Company's and the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Banks to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to total average assets (as defined), and minimum ratios of Tier 1 and total capital (as defined) to risk-weighted assets (as defined). To be considered adequately capitalized (as defined) under the regulatory framework for prompt corrective action, the Company and the Bank must maintain minimum Tier 1 leverage, Tier 1 risk-based, and total risk-based ratios as set forth in the following tables.

                    Main Street Banks, Inc. and Subsidiaries

12. Regulatory Matters (continued)

As of its most recent regulatory notification, the Company and the Bank was considered well capitalized under current regulatory guidelines. There are no conditions or events since that notification that management believes have changed the category.

The following is a summary of the Company's and the Bank's capital ratios at December 31, 2000. Information for December 31, 1999 is prepared for the former banking subsidiaries prior to their merger with Main Street on December 29, 2000.

                                                                                         To Be Well
                                                                                        Capitalized
                                                                                        Under Prompt
                                                                                         Corrective
                                    Actual                For Capital                      Action
                                    Amount      Ratio   Adequacy Purposes    Ratio       Provisions         Ratio
                                ----------------------------------------------------------------------------------------

Company:
 As of December 31, 2000
  Total Capital (to Risk
    Weighted Assets)            $102,816,000    12.95%    $63,505,000          8%        $79,381,000         10%
  Tier 1 Capital (to Risk
    Weighted Assets)              92,891,000    11.70%     31,752,000          4%         47,628,000          6%
  Tier 1 Capital (to Average
    Assets)                       92,891,000     8.71%     42,664,000          4%         53,330,000          5%

 As of December 31, 1999
  Total Capital (to Risk
    Weighted Assets)              89,682,000    12.72%     56,425,000          8%         70,532,000         10%
  Tier 1 Capital (to Risk
    Weighted Assets)              81,426,000    11.54%     28,213,000          4%         42,319,000          6%
  Tier 1 Capital (to Average
    Assets)                       81,426,000     8.77%     37,140,000          4%         46,426,000          5%

                    Main Street Banks, Inc. and Subsidiaries

12. Regulatory Matters (continued)

                                                                                         To Be Well
                                                                                        Capitalized
                                                                                        Under Prompt
                                                            For Capital                 Corrective
                                   Actual                    Adequacy                     Action
                                   Amount        Ratio       Purposes       Ratio        Provisions     Ratio
                               ---------------------------------------------------------------------------------

As of December 31, 2000
Main Street:
 Total Capital (to Risk
   Weighted Assets)             $93,455,000      11.95%     $62,582,240       8%         $78,227,800     10%
 Tier 1 Capital (to Risk
   Weighted Assets)              83,669,000      10.70%      31,291,120       4%          46,936,680      6%
 Tier 1 Capital (to Average
   Assets)                       83,669,000       8.32%      40,230,000       4%          50,287,500      5%
Walton:
 Total Capital (to Risk
   Weighted Assets)               7,852,000      18.99%       3,308,000       8%           4,135,000     10%
 Tier 1 Capital (to Risk
   Weighted Assets)               7,345,000      17.77%       1,654,000       4%           2,481,000      6%
 Tier 1 Capital (to Average
   Assets)                        7,345,000      11.95%       2,458,000       4%           3,073,000      5%

                    Main Street Banks, Inc. and Subsidiaries

12. Regulatory Matters (continued)

                                                                                         To Be Well
                                                                                        Capitalized
                                                                                        Under Prompt
                                                            For Capital                 Corrective
                                   Actual                    Adequacy                     Action
                                   Amount        Ratio       Purposes       Ratio        Provisions     Ratio
                               ---------------------------------------------------------------------------------

As of December 31, 1999
Main Street:
 Total Capital (to Risk
   Weighted Assets)             $50,875,000      13.42%     $30,327,920       8%         $37,909,900     10%
 Tier 1 Capital (to Risk
   Weighted Assets)              46,118,000      12.17%      15,163,960       4%          22,745,940      6%
 Tier 1 Capital (to Average
   Assets)                       46,118,000       9.27%      19,917,920       4%          24,897,400      5%
Westside:
 Total Capital (to Risk
   Weighted Assets)              12,463,000      11.37%       8,770,000       8%          10,962,000     10%
 Tier 1 Capital (to Risk
   Weighted Assets)              11,408,000      10.41%       4,385,000       4%           6,577,000      6%
 Tier 1 Capital (to Average
   Assets)                       11,408,000       6.99%       6,533,000       4%           8,166,000      5%
Eastside:
 Total Capital (to Risk
   Weighted Assets)               9,937,000       9.92%       8,019,000       8%          10,022,000     10%
 Tier 1 Capital (to Risk
   Weighted Assets)               8,854,000       8.83%       4,009,000       4%           6,014,000      6%
 Tier 1 Capital (to Average
   Assets)                        8,854,000       7.49%       4,726,000       4%           5,908,000      5%
Community:
 Total Capital (to Risk
   Weighted Assets)               9,364,000      11.50%       6,517,000       8%           8,146,000     10%
 Tier 1 Capital (to Risk
   Weighted Assets)               8,429,000      10.35%       3,259,000       4%           4,888,000      6%
 Tier 1 Capital (to Average
   Assets)                        8,429,000       8.88%       3,799,000       4%           4,748,000      5%
Walton:
 Total Capital (to Risk
   Weighted Assets)               6,904,000      18.29%       3,020,000       8%           3,775,000     10%
 Tier 1 Capital (to Risk
   Weighted Assets)               6,478,000      17.16%       1,510,000       4%           2,265,000      6%
 Tier 1 Capital (to Average
   Assets)                        6,478,000      11.78%       2,200,000       4%           2,751,000      5%

                    Main Street Banks, Inc. and Subsidiaries

13. Off-Balance Sheet Financial Instruments

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the customer to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as are used for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Total commitments to extend credit at December 31, 2000 and 1999 include $39,880,188 and $22,379,285, respectively, in undisbursed credit lines and $78,413,000 and $42,375,000, respectively, in unfunded construction and development loans. The Company's experience has been that approximately 80 percent of loan commitments are ultimately drawn upon by customers.

The Company issues standby letters of credit, which are conditional commitments issued to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company had $2,439,760 and $814,460 in irrevocable standby letters of credit outstanding at December 31, 2000 and 1999, respectively.

                    Main Street Banks, Inc. and Subsidiaries

13. Off-Balance Sheet Financial Instruments (continued)

The Company was not required to perform under any standby letters of credit during 2000 or 1999.

The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, residential real estate, and income-producing commercial properties on those commitments for which collateral is deemed necessary.

Banking regulations limit the amount of dividends that may be paid to the Parent without prior approval of the applicable regulatory agency. Under current state banking laws, the approval of the Georgia Department of Banking and Finance is required if the total of all dividends declared by the Banks in the calendar year exceeds 50 percent of the net profits for the previous calendar year and the ratio of equity capital to adjusted total assets is less than 6 percent.

14. Litigation

The Company, in the normal course of business, is subject to various pending or threatened lawsuits in which claims for monetary damages are asserted. Although it is not possible for the Company to predict the outcome of these lawsuits or the range of any possible loss, management, after consultation with legal counsel, does not anticipate that the ultimate aggregate liability, if any, arising from these lawsuits will have a material adverse effect on the Company's financial position or operating results.

                    Main Street Banks, Inc. and Subsidiaries

15. Fair Values of Financial Instruments

The Company uses the following methods and assumptions in estimating fair values of financial instruments:

      Cash and cash equivalents - The carrying amount of cash and cash equivalents approximates fair value.

      Interest-bearing deposits - The carrying amount of interest-bearing deposits approximates fair value.

      Investment securities - The fair value of investment securities held to maturity and available for sale is estimated based on published bid prices or bid quotations received from securities dealers. The carrying amount of other investments approximates fair value.

      Loans - For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For all other loans, fair values are calculated by discounting the contractual cash flows using estimated market rates which reflect the credit and interest rate risk inherent in the loan, or by using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

      Mortgage loans held for sale - The carrying amount of mortgage loans held for sale approximates fair value.

      Deposits - The fair value of deposits with no stated maturity, such as demand, NOW and MMDA, and savings accounts, is equal to the amount payable on demand. The fair value of certificates of deposit is based on the discounted value of contractual cash flows using the rates currently offered for deposits of similar remaining maturities.

      Accrued interest - The carrying amount of accrued interest receivable and payable approximates fair value.

                    Main Street Banks, Inc. and Subsidiaries

15. Fair Values of Financial Instruments (continued)

      Off-balance-sheet instruments - Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the borrowers' credit standing.

The estimated fair values of the Company's financial instruments are as follows:

                                                                        December 31
                                                             2000                          1999
                                                 ---------------------------------------------------------
                                                   Carrying      Estimated       Carrying       Estimated
                                                    Value        Fair Value       Value        Fair Value
                                                 ---------------------------------------------------------
Financial assets:
   Cash and due from banks                       $ 39,295,553   $ 39,295,553   $ 37,983,898   $ 37,983,898
   Interest-bearing deposits                        1,665,159      1,665,159      1,733,612      1,733,612
   Investment securities held to maturity          18,538,266     18,682,140     16,227,774     15,879,777
   Investment securities available for sale       149,152,219    149,152,219    109,177,348    109,177,348
   Other investments                                3,810,100      3,810,100      3,374,756      3,374,756
   Loans (net of unearned income)                 735,963,071    723,102,530    668,447,315    663,874,451
   Mortgage loans held for sale                     2,248,415      2,248,415      1,356,664      1,356,664
   Accrued interest receivable                      7,139,716      7,139,716      4,044,460      4,044,460

Financial liabilities:
   Noncontractual deposits                        385,331,271    400,343,931    361,560,673    365,000,840
   Contractual deposits                           500,578,239    495,733,251    392,692,949    392,495,137
   Securities sold under repurchase agreements     32,615,659     32,615,659     18,876,938     18,876,938
   Federal Home Loan Advances                      52,127,500     52,127,500     49,142,500     49,142,500
   Accrued interest payable                         5,652,685      5,652,685      3,217,583      3,217,583

Off-balance-sheet instruments:
   Undisbursed credit lines                        39,880,188        363,870     22,379,285        204,191
   Unfunded construction and development loans     78,413,000        715,447     42,375,000        386,633
   Standby letters of credit                        2,439,760         22,261        814,460          7,431

                    Main Street Banks, Inc. and Subsidiaries

16. Business Combinations

On January 25, 2001, the Company effected a business combination and merger with Walton Bank and Trust Company ("Walton"). Under the terms of the transaction, Walton shareholders received 2.752 shares of the Company's common stock for each share of Walton common stock owned prior to the merger. The combination was accounted for as a pooling of interest and, accordingly, all prior financial statements have been restated to include the financial results of Walton.

On December 28, 2000, the Company effected a business combination and merger with Williamson Insurance Agency, Inc. and Williamson & Musselwhite Insurance Agency, Inc. Under the terms of the transaction, the outstanding shares of the capital stock of the two insurance agencies were converted into shares of the common stock of the Company. The combination was accounted for as a pooling of interests and, accordingly, all prior financial statements have been restated to include the financial results of Williamson Insurance Agency, Inc. and Williamson & Musselwhite Insurance Agency, Inc.

On May 24, 2000, the Company effected a business combination and merger with the former Main Street Banks, Incorporated (the former parent of Main Street Bank). Under the terms of the transaction, Main Street Banks, Incorporated shareholders received 1.01 shares of First Sterling Banks, Incorporated common stock for each share of Main Street Banks, Incorporated stock owned prior to the merger. The combination was accounted for as a pooling of interests and, accordingly, all prior financial statements have been restated to include the financial results of Main Street Banks, Incorporated.

On April 23, 1999, the Company effected a business combination and merger with Georgia Bancshares, Inc. by exchanging 1,461,632 shares of its common stock for all of the common stock of Georgia Bancshares, Inc. The combination was accounted for as a pooling of interests and, accordingly, all prior financial statements have been restated to include the financial results of Georgia Bancshares, Inc.

                    Main Street Banks, Inc. and Subsidiaries

16. Business Combinations (continued)

The results of operations of the separate companies for periods prior to the combination are summarized as follows:

                                                              Year ended December 31
                                                        2000           1999           1998
                                                    ------------------------------------------
Net interest income:
   Main Street Banks, Inc., exclusive of
     pre-acquisition amounts                        $ 36,364,900   $ 13,868,247   $  8,877,106
   Georgia Bancshares, Inc. (1)                               --      1,220,175      3,278,715
   The former Main Street Banks, Incorporated (2)      8,880,630     24,438,403     22,522,013
   Walton Bank and Trust Company                       2,973,896      2,495,958      2,276,577
   Williamson Insurance Agency                            14,245         14,259         15,202
   Williamson & Musselwhite Insurance Agency               2,576            715           (448)
                                                    ------------------------------------------
Total                                               $ 48,236,247   $ 42,037,757   $ 36,969,165
                                                    ==========================================

Net income:
   Main Street Banks, Inc., exclusive of
     pre-acquisition amounts                        $  9,062,895   $  3,536,180   $  2,471,194
   Georgia Bancshares, Inc. (1)                               --        313,921        844,306
   The former Main Street Banks, Incorporated (2)      3,544,112      7,233,666      6,515,375
   Walton Bank and Trust Company                       1,092,434        860,393        692,642
   Williamson Insurance Agency                            38,386         40,808         31,027
   Williamson & Musselwhite Insurance Agency             187,407        107,782        117,957
                                                    ------------------------------------------
                                                    $ 13,925,234   $ 12,092,750   $ 10,672,501
                                                    ==========================================

(1) 1999 amounts reflect the results of operations from January 1, 1999 through the effective merger date of April 23, 1999. Results of operations for the period from April 24, 1999 through December 31, 1999 are included in Main Street Banks, Inc. amounts.

(2) 2000 amounts reflect the results of operations from January 1, 2000 through the effective merger date of May 24, 2000. Results of operations for the period from May 25, 2000 through December 31, 2000 are included in Main Street Banks, Inc. amounts.

                    Main Street Banks, Inc. and Subsidiaries

17. Parent Company Financial Information

The following information presents the condensed balance sheet of the Parent at December 31, 2000 and 1999, and the statements of income and cash flows for the years ended December 31, 2000, 1999 and 1998:

                             Condensed Balance Sheet
      ----------------------------------------------------------------------
                                                           December 31
                                                       2000          1999
                                                   -------------------------
      Assets
      Cash and cash equivalents                    $ 1,052,645   $ 2,112,333
      Investment in subsidiaries                    92,370,799    77,980,779
      Other assets                                     460,993       687,328
                                                   -------------------------
      Total assets                                 $93,884,437   $80,780,440
                                                   =========================

      Liabilities and shareholders' equity
      Liabilities                                  $   110,175   $   726,428
      Shareholders' equity                          93,774,262    80,054,012
                                                   -------------------------
      Total liabilities and shareholders' equity   $93,884,437   $80,780,440
                                                   =========================

                    Main Street Banks, Inc. and Subsidiaries

17. Parent Company Financial Information (continued)

                              Condensed Statements of Income
-----------------------------------------------------------------------------------------
                                                          Years ended December 31
                                                      2000          1999          1998
                                                  ---------------------------------------
Income:
  Dividends from subsidiaries                     $ 5,841,908   $ 4,031,767   $ 3,766,560

Expenses:
  Salaries and employee benefits                      150,115        93,367        10,500
  Merger expense                                    1,085,774       308,908       105,531
  Other expense                                       660,191       336,078       302,844
                                                  ---------------------------------------
Total expense                                       1,896,080       738,353       418,875
                                                  ---------------------------------------
Income before income tax benefit and equity in
   undistributed income of subsidiaries             3,945,828     3,293,414     3,347,685
Income tax benefit                                    421,342       174,777       151,057
                                                  ---------------------------------------
Income before equity in undistributed income of
   subsidiaries                                     4,367,170     3,468,191     3,498,742
Equity in undistributed income of subsidiaries      9,558,064     8,624,559     7,173,759
                                                  ---------------------------------------
Net income                                        $13,925,234   $12,092,750   $10,672,501
                                                  =======================================

                    Main Street Banks, Inc. and Subsidiaries

17. Parent Company Financial Information (continued)

                               Condensed Statements of Cash Flows
----------------------------------------------------------------------------------------------
                                                            Years ended December 31
                                                      2000            1999            1998
                                                  --------------------------------------------
Operating activities
Net income                                        $ 13,925,234    $ 12,092,750    $ 10,672,501
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Undistributed income of subsidiaries           (9,558,064)     (8,624,559)     (7,173,759)
     Other                                          (1,345,719)         60,415        (576,724)
                                                  --------------------------------------------
Net cash provided by operating activities            3,021,451       3,528,606       2,922,018

Financing activities
Dividends paid                                      (4,382,624)     (3,883,852)     (3,080,756)
Proceeds from issuance of common stock options         301,485         173,428          70,939
                                                  --------------------------------------------
Net cash used in financing activities               (4,081,139)     (3,710,424)     (3,009,817)
                                                  --------------------------------------------
Net decrease in cash                                (1,059,688)       (181,818)        (87,799)
Cash at beginning of year                            2,112,333       2,294,151       2,381,950
                                                  --------------------------------------------
Cash at end of year                               $  1,052,645    $  2,112,333    $  2,294,151
                                                  ============================================


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